EXHIBIT 99.3
August 17, 2010
MannKind Corporation
28903 North Avenue Paine
Valencia, CA 91355
Re:  The Mann Group LLC Revolving Loan Arrangement
Ladies and Gentlemen:
Reference is made to that certain Amended and Restated Promissory Note made by MannKind Corporation (the “Company”) in favor of The Mann Group LLC, dated August 10, 2010 (the “Loan”). I hereby confirm by this letter that The Mann Group LLC shall not require the Company to prepay amounts outstanding under the Loan prior to the maturity date of the Loan if such prepayment would require the use by the Company of its working capital resources, including any proceeds from the current offering by the Company of convertible promissory notes due 2015.

Very truly yours, THE MANN GROUP LLC
/s/ Alfred E. Mann
Alfred E. Mann, Managing Member

Acknowledged and Agreed:

MANNKIND CORPORATION

By:	/s/ David Thomson
David Thomson
General Counsel

Dated: August 18, 2010